UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017

EXTRACTION OIL & GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

370 17th Street, Suite 5300

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement

Amendment to Credit Agreement

On May 5, 2017, Extraction Oil & Gas, Inc. (the “Company”) entered into Amendment No. 12 (the “Amendment”) to the Credit Agreement, dated September 4, 2014 (as amended and modified, the “Credit Agreement”) among the Company, certain subsidiaries of the Company (the “Guarantors”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders and as issuing lender.

The Amendment amends the Credit Agreement to, among other things, allow the Company to restructure its marketing arrangements with Mercuria Energy Trading, Inc. (“Mercuria”) by entering into a new crude oil purchase agreement and an ISDA Master Agreement between Mercuria and the Company (the “Mercuria ISDA,” and together with such new crude oil purchase agreement, the “Mercuria Marketing Documents”), which will be secured by one or more letters of credit (the “Mercuria Letters of Credit”) that names Mercuria as the beneficiary thereof.

Specifically, the Amendment permits the Company and the Guarantors to (i) incur obligations under the Mercuria Marketing Documents, together with certain other approved transportation agreements, up to $50,000,000, subject to certain exceptions, (ii) incur exposure under the Mercuria Letters of Credit up to $25,000,000, and (iii) enter into certain hedging arrangements under the Mercuria ISDA. Under the Amendment, the Company and the Guarantors agree not to amend, restate, supplement or modify the Mercuria Marketing Documents without the written consent of Wells Fargo, as administrative agent.

The Amendment contains customary representations and warranties by each of the Company and each Guarantor consistent with those agreed upon in connection with previous amendments to the Credit Agreement. Except as amended by the Amendment and as previously amended prior to the date of the Amendment, the Credit Agreement remains in full force and effect as originally executed.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 4, 2017 in Houston, Texas, for the following purposes: (1) to elect three Class I directors to serve on the Company’s Board of Directors with a term of office expiring at the 2020 Annual Meeting of Stockholders; and (2) to ratify the appointment of PricewaterhouseCoopers, LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 6, 2017.

At the close of business on March 15, 2017, the record date for the Annual Meeting, 171,834,605 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting.

Proposal 1 — Election of Directors

Each of the three nominees for Class I director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
Matthew R. Owens	103,666,959	29,985,292	169,660	2,127,541
Wayne W. Murdy	129,543,043	4,102,262	176,606	2,127,541
John S. Gaensbauer	104,280,216	29,365,681	176,014	2,127,541

Proposal 2 — Ratification of Appointment of Independent Auditors

The appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the Company’s stockholders, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
135,702,179	72,530	174,743	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

Dated: May 12, 2017

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